UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/30/2009

JMP Group Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33448

Delaware	20-1450327
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

600 Montgomery Street, Suite 1100
San Francisco, CA 94111
(Address of principal executive offices, including zip code)

415-835-8900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 30, 2009, Peter T. Paul resigned as a member of the Board of Directors of JMP Group Inc. (the "Company"). Mr. Paul was a member of the Company's Audit, Compensation and Corporate Governance and Nominating committees. With the departure of Mr. Paul, the Company now has a total of nine directors and five independent directors.

Mr. Paul resigned in order to pursue a new mortgage business, Headlands Asset Management, in which the Company will be the lead investor and partner. Headlands will initially launch and manage investment vehicles seeking to purchase residential first mortgage loans from banks, specialty finance companies, hedge funds and other sellers at distressed pricing levels with the opportunity to generate superior risk-adjusted returns. Mr. Paul and Headlands' other key principals have extensive industry relationships and long-standing reputations in the industry.

The Company wishes to thank Mr. Paul for his years of support and service on the board and looks forward to continuing to work with him in his new endeavors.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP Group Inc.

Date: April 01, 2009	By:	/s/ Janet L. Tarkoff
Janet L. Tarkoff
Chief Legal Officer